As filed with the Securities and Exchange Commission on March 1, 2021

Registration No. 033–37402

Registration No. 033–59721

Registration No. 033-63817

Registration No. 333–26255

Registration No. 333-31092

Registration No. 333–32557

Registration No. 333–36131

Registration No. 333–48758

Registration No. 333–97403

Registration No. 333–102330

Registration No. 333–103758

Registration No. 333–106213

Registration No. 333–125232

Registration No. 333–125233

Registration No. 333-135044

Registration No. 333-143115

Registration No. 333–170533

Registration No. 333-175250

Registration No. 333-178672

Registration No. 333-190619

Registration No. 333-212237

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO

FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

Apache Corporation

(Exact name of registrant as specified in its charter)

Delaware	41-0747868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Post Oak Central 2000 Post Oak Boulevard, Suite 100 Houston, Texas	77056-4400
(Address of principal executive offices)	(Zip Code)

Apache Corporation 1990 Stock Incentive Plan

Stock Option Agreement, made as of August 14, 1986, between Apache and Raymond Plank

Stock Option Agreement, made as of August 14, 1986, between Apache and John A. Kocur

Dekalb Energy Company Stock Option Plan and Dekalb Energy Company Long Term Incentive Plan

Apache Corporation Retirement/401(k) Savings Plan

Apache Corporation 1996 Share Price Appreciation Plan

Conditional Grant Agreement, made as of January 1, 1997, between Apache and PetroModels, Inc.

Conditional Grant Agreement, to be made as of May 1, 1997, between Apache and Thomas B. Patrick

Stock Option Agreement, to be made as of May 1, 1997, between Apache and Thomas B. Patrick

Apache Corporation Deferred Delivery Plan

Apache Corporation Non-Qualified Retirement/Savings Plan

Apache Corporation Non-Employee Directors’ Compensation Plan

Apache Canada Ltd. Employee Group Retirement and Savings Plan

Apache Corporation 2000 Stock Option Plan

Apache Corporation Pilot Executive Restricted Stock Plan

Apache Corporation Executive Restricted Stock Plan

Apache UK Share Incentive Plan

Apache Corporation 2005 Share Appreciation Plan

Apache Corporation Non-Employee Directors’ Compensation Plan

Apache Corporation 2007 Omnibus Equity Compensation Plan

Apache Corporation 2005 Stock Option Plan

Apache Corporation November 10, 2010 First Non-Qualified Stock Option Agreements

for Certain Employees of Apache Corporation

Apache Corporation November 10, 2010 Second Non-Qualified Stock Option Agreements

for Certain Employees of Apache Corporation

Apache Corporation November 10, 2010 Non-Statutory Stock Option Agreements

for Certain Employees of Apache Corporation

Apache Corporation 2011 Omnibus Compensation Plan

Apache Corporation Non-Qualified Restorative Retirement Savings Plan

Apache Corporation 2016 Omnibus Compensation Plan

(Full title of the plan)

P. Anthony Lannie, Executive Vice President and General Counsel

APACHE CORPORATION

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Name and address of agent for service)

(713) 296-6000

(Telephone number, including area code, of agent for service)

Copies to:

Rajesh Sharma Corporate Secretary Apache Corporation One Post Oak Central 2000 Post Oak Boulevard, Suite 100 Houston, Texas 77056-4400 (713) 296-6000	John B. Clutterbuck Courtney Cochran Butler Hunton Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Apache Corporation (the “Company”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the registration statements on Form S-8 listed below (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Company’s common stock, par value $0.625 per share (“Common Stock”), and any plan interests registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof.

On March 1, 2021, the Company completed a holding company reorganization (the “Reorganization”), whereby the Company became a wholly-owned subsidiary of APA Corporation, a Delaware corporation (“APA”). The Reorganization was completed pursuant to an Agreement and Plan of Merger, dated March 1, 2021 (the “Plan of Merger”), among the Company, APA, and APA Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of APA (“Merger Sub”). In accordance with the Plan of Merger, the Reorganization was implemented pursuant to Section 251(g) of the Delaware General Corporation Law by the merger of Merger Sub with the Company, with the Company surviving the merger as a direct, wholly-owned subsidiary of APA (the “Merger”). At the effective time of the Merger, each outstanding share of the Company’s Common Stock was automatically converted in the Merger into one share of APA’s common stock, par value $0.625 per share, evidencing the same proportional interests in APA and having the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions as a share of the Company’s Common Stock immediately prior to the Merger. APA is deemed to be the successor issuer of the Company under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended.

The Post-Effective Amendments relate to the following Registration Statements:

•

Registration Statement on Form S-8 (File No. 033-37402), filed with the SEC on October 23, 1990, registering 1,155,000 shares of Common Stock issuable under the Apache Corporation 1990 Stock Incentive Plan, 231,000 shares of Common Stock issuable under that certain Stock Option Agreement, made as of August 14, 1986, between Apache and Raymond Plank, and 115,500 shares of Common Stock issuable under that certain Stock Option Agreement, made as of August 14, 1986, between Apache and John A. Kocur (in each case, as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004);

•

Registration Statement on Form S-8 (File No. 033-59721), filed with the SEC on May 31, 1995, registering 15,188 shares of Common Stock (as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004) issuable under the Dekalb Energy Company Stock Option Plan and Dekalb Energy Company Long Term Incentive Plan;

•

Registration Statement on Form S-8 (File No. 033-63817), filed with the SEC on October 31, 1995, registering 924,000 shares of Common Stock (as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004) issuable under the Apache Corporation Retirement/401(k) Savings Plan and an indeterminate amount of plan interests to be offered or sold pursuant to the Apache Corporation Retirement/401(k) Savings Plan;

•

Registration Statement on Form S-8 (File No. 333-26255), filed with the SEC on May 1, 1997, registering 4,620,000 shares of Common Stock issuable under the Apache Corporation 1996 Share Price Appreciation Plan, 124,740 shares of Common Stock issuable under that certain Conditional Grant Agreement, made as of January 1, 1997, between Apache and PetroModels, Inc., 41,580 shares of Common Stock issuable under that certain Conditional Grant Agreement, to be made as of May 1, 1997, between Apache and Thomas B. Patrick, and 46,200 shares of Common Stock issuable under that certain Stock Option Agreement, to be made as of May 1, 1997, between Apache and Thomas B. Patrick (in each case, as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004);

•

Registration Statement on Form S-8 (File No. 333-31092), filed with the SEC on February 25, 2000, registering 2,310,000 shares of Common Stock issuable under the Apache Corporation Deferred Delivery Plan and 231,000 shares of Common Stock issuable under the Apache Corporation Non-Qualified Retirement/Savings Plan (each, as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004), as amended by Post-Effective Amendment No. 1 to Form S-8 (File No. 333-31092), filed with the SEC on August 18, 2000 to file certain plan amendments, and further amended by Post-Effective Amendment No. 2 to Form S-8 (File No. 333-31092), filed with the SEC on March 11, 2003 removing from registration 1,575,000 of the shares of Common Stock (as adjusted for the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004) previously registered in connection with the Deferred Delivery Plan;

•

Registration Statement on Form S-8 (File No. 333-32557), filed with the SEC on July 31, 1997, registering 57,750 shares of Common Stock (as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004) issuable under the Apache Corporation Non-Employee Directors’ Compensation Plan;

•

Registration Statement on Form S-8 (File No. 333-36131), filed with the SEC on September 22, 1997, registering 57,750 shares of Common Stock (as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004) issuable under the Apache Canada Ltd. Employee Group Retirement and Savings Plan;

•

Registration Statement on Form S-8 (File No. 333-48758), filed with the SEC on October 27, 2000, registering 2,310,000 shares of Common Stock (as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004) issuable under the Apache Corporation 2000 Stock Option Plan;

•

Registration Statement on Form S-8 (File No. 333-97403), filed with the SEC on July 31, 2002, registering 462,000 shares of Common Stock (as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004) issuable under the Apache Corporation Pilot Executive Restricted Stock Plan;

•

Registration Statement on Form S-8 (File No. 333-102330), filed with the SEC on January 3, 2003, registering 525,000 shares of Common Stock (as adjusted for the five-percent stock dividend effected by Apache on April 2, 2003 and the two-for-one stock split effected by Apache on January 14, 2004) issuable under the Apache Corporation Executive Restricted Stock Plan, as amended by Post-Effective Amendment No. 1 to Form S-8 (File No. 333-102330), filed with the SEC on July 13, 2010 removing from registration 373,977 shares of Common Stock previously registered in connection with the Executive Restricted Stock Plan;

•

Registration Statement on Form S-8 (File No. 333-103758), filed with the SEC on March 12, 2003, registering 4,200,000 shares of Common Stock (as adjusted for the five-percent stock dividend effected by Apache on April 2, 2003 and the two-for-one stock split effected by Apache on January 14, 2004) issuable under the Apache Corporation 2000 Stock Option Plan;

•

Registration Statement on Form S-8 (File No. 333-106213), filed with the SEC on June 18, 2003, registering 200,000 shares of Common Stock (as adjusted for the two-for-one stock split effected by Apache on January 14, 2004) issuable under the Apache UK Share Incentive Plan;

•

Registration Statement on Form S-8 (File No. 333-125232), filed with the SEC on May 25, 2005, registering 3,500,000 shares of Common Stock issuable under the Apache Corporation 2005 Share Appreciation Plan, as amended by Post-Effective Amendment No. 1 to Form S-8 (File No. 333-125232), filed with the SEC on July 13, 2010 removing from registration 1,269,644 shares of Common Stock previously registered in connection with the 2005 Share Appreciation Plan;

•

Registration Statement on Form S-8 (File No. 333-125233), filed with the SEC on May 25, 2005, registering 5,000,000 shares of Common Stock issuable under the Apache Corporation 2005 Stock Option Plan, as amended by Post-Effective Amendment No. 1 to Form S-8 (File No. 333-125233), filed with the SEC on July 13, 2010 removing from registration 2,079,382 shares of Common Stock previously registered in connection with the 2005 Stock Option Plan;

•

Registration Statement on Form S-8 (File No. 333-135044), filed with the SEC on June 15, 2006, registering 50,000 shares of Common Stock issuable under the Apache Corporation Non-Employee Directors’ Compensation Plan;

•

Registration Statement on Form S-8 (File No. 333-143115), filed with the SEC on May 21, 2007, registering 15,000,000 shares of Common Stock issuable under the Apache Corporation 2007 Omnibus Equity Compensation Plan;

•	Registration Statement on Form S-8 (File No. 333-170533), filed with the SEC on November 10, 2010, registering an aggregate 145,438 shares of Common Stock issuable under the Apache Corporation

November 10, 2010 First Non-Qualified Stock Option Agreements for Certain Employees of Apache Corporation, Apache Corporation November 10, 2010 Second Non-Qualified Stock Option Agreements for Certain Employees of Apache Corporation, and Apache Corporation November 10, 2010 Non-Statutory Stock Option Agreements for Certain Employees of Apache Corporation;

•

Registration Statement on Form S-8 (File No. 333-175250), filed with the SEC on June 30, 2011, registering 25,500,000 shares of Common Stock issuable under the Apache Corporation 2011 Omnibus Compensation Plan;

•

Registration Statement on Form S-8 (File No. 333-178672), filed with the SEC on December 21, 2011, registering deferred compensation obligations payable under the Apache Corporation Non-Qualified Restorative Retirement Savings Plan;

•

Registration Statement on Form S-8 (File No. 333-190619), filed with the SEC on August 14, 2013, registering 17,000,000 shares of Common Stock issuable under the Apache Corporation 2011 Omnibus Compensation Plan, as amended by Post-Effective Amendment No. 1 to Form S-8 (File No. 333-190619), filed with the SEC on July 12, 2016 removing from registration 6,711,000 of the shares of Common Stock previously registered in connection with the Apache Corporation 2011 Omnibus Equity Compensation Plan; and

•

Registration Statement on Form S-8 (File No. 333-212237), filed with the SEC on June 24, 2016, registering 36,668,000 shares of Common Stock issuable under the Apache Corporation 2016 Omnibus Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, Apache Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 1, 2021.

APACHE CORPORATION

By:	/s/ John J. Christmann IV
Name:	John J. Christmann IV
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John J. Christmann IV, Stephen J. Riney, P. Anthony Lannie, and Rebecca A. Hoyt, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments to the Registration Statements on Form S-8 of Apache Corporation under Registration File Nos. 033-37402, 033-59721, 003-63817, 333-26255, 333-31092, 333-32557, 333-36131, 333-48758, 333-97403, 333-102330, 333-103758, 333-106213, 333-125232, 333-125233, 333-135044, 333-143115, 333-170533, 333-175250, 333-178672, 333-190619, and 333-212237; and to make such changes in and additions and amendments to such Registration Statements (including any further post-effective amendments), and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments to the Registration Statements have been signed below on March 1, 2021, by the following persons in the capacities indicated.

Signature	Title

/s/ John J. Christmann IV John J. Christmann IV	Chief Executive Officer, President, and Director (Principal Executive Officer)

/s/ Stephen J. Riney Stephen J. Riney	Executive Vice President, Chief Financial Officer, and Director (Principal Financial Officer)

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Senior Vice President, Chief Accounting Officer, and Controller (Principal Accounting Officer)

/s/ D. Clay Bretches D. Clay Bretches	Director

/s/ David A. Pursell David A. Pursell	Director

/s/ Mark D. Maddox Mark D. Maddox	Director